                                                                   Exhibit 99.01


[Cardinal Health Logo]
7000 Cardinal Place
Dublin, OH 43017

www.cardinal.com

                                           FOR IMMEDIATE RELEASE

CONTACTS:

Media:  Jim Mazzola                 Investors:  Steve Fischbach
        (614) 757-3690                          (614) 757-7067
        jim.mazzola@cardinal.com                stephen.fischbach@cardinal.com
        ------------------------                 ------------------------------



                   CARDINAL HEALTH POSTS RECORD SECOND QUARTER
                                REVENUE, EARNINGS
                     COMPANY REITERATES FISCAL 2004 OUTLOOK

DUBLIN, OHIO, JAN. 22, 2004--Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today announced record second quarter revenue, net earnings and earnings per share, led by strong customer demand for the company's product and service offerings across the chain of care.

For the quarter ended Dec. 31, 2003, in accordance with generally accepted accounting principles (GAAP), revenue rose to $14.1 billion, earnings from continuing operations reached $381 million and earnings per diluted share from continuing operations improved to $0.87. Year-to-date revenues rose to $27.4 billion, with earnings and earnings per diluted share from continuing operations reaching $711 million and $1.61, respectively. During the first half of fiscal 2004, the company generated $548 million of operating cash flow, an increase of 53 percent over the first half of fiscal 2003.

"Our financial performance for the second quarter was consistent with our expectations and once again reflects strong demand from customers in all segments," said Robert D. Walter, chairman and chief executive officer of Cardinal Health. "As expected, overall earnings growth was below our historic and anticipated future levels as strong performances in medical products, automation and pharmaceutical technologies were offset by short term challenges in pharmaceutical distribution. Looking forward, we expect results will continue to demonstrate the power of Cardinal Health's diverse portfolio of health care products and services."

Cardinal Health made significant progress during the quarter against strategies to build scale and drive competitive advantage in the health care industry, expand product and service offerings, and make investments to deliver new levels of customer value through

                                     -more-

CARDINAL HEALTH POSTS RECORD SECOND QUARTER REVENUE, EARNINGS
PAGE 2


integrated solutions. Strategic investment spending for research, development and special projects totaled $28 million for the period. Highlights for the quarter include:

   - The strategic acquisition of The Intercare Group, plc., which closed in December, to increase scale within Cardinal Health's Pharmaceutical Technologies and Services segment. Intercare, a leading European pharmaceutical products and services company, significantly expands Cardinal Health's global reach, enhances proprietary sterile manufacturing capabilities and broadens participation in the fast growing European generic and injectible product markets.

   - Sales momentum in the Medical Products and Services segment from new contracts for distribution and self-manufactured products, which drove record organic growth rates, was well above industry averages.

   - Record second-quarter sales for the flagship Pyxis MedStation(R) products, the result of continued focus in the market on medication safety initiatives, combined with a strong increase in sales of Pyxis SupplyStation(R) products.

   - Strong demand for integrated solutions from health care providers. These solutions include products and services from multiple Cardinal Health lines of business and now represent more than $6 billion in annual sales, growing more than 20 percent year-on-year. More than 180 contracts have been signed representing over 900 hospitals.

   - The acquisition of Medicap Pharmacies, Inc., to increase the geographic reach of Cardinal Health's pharmacy franchise, bringing the total number of franchisees to 1,370 worldwide. System-wide retail sales for franchisees now total more than $2.5 billion. The Medicap acquisition was completed in late December.

   - Direct Store Door (DSD) pharmaceutical distribution sales increasing more than 23 percent, reflecting the ramp up of recently won contracts and strong underlying demand for prescription drugs.

   - A pharmacy management agreement with Jackson Memorial Hospital that represents one of Cardinal Health's largest clinical services and consulting contracts to date. Jackson Memorial estimates the agreement will save the hospital $20 million over the five-year contract duration.

FINANCIAL HIGHLIGHTS AND SEGMENT RESULTS

Special items during the quarter include cash received from a litigation settlement, which was largely offset by merger-related costs and restructuring charges. These items generated income of $3.5 million ($3.3 million after tax) in the second quarter, compared to income of $37.6 million ($22.1 million after tax) in the same period last year, and increased earnings per diluted share in the current quarter and comparable quarter by $0.01 and $0.05, respectively.

The following discussion adjusts certain amounts to exclude special items incurred during the quarter. Please see the attached financial table for a reconciliation of the reported amounts to the amounts excluding these items.

   - EARNINGS PER DILUTED SHARE from continuing operations rose 12 percent to $0.86 versus $0.77 last year. Earnings from continuing operations rose 9 percent to $378 million from $345 million a year ago.

                                     -more-

CARDINAL HEALTH POSTS RECORD SECOND QUARTER REVENUE, EARNINGS
PAGE 3


   - OPERATING REVENUES rose 11 percent to a record $14.1 billion, from $12.7 billion a year ago.

   - OPERATING EARNINGS rose 6 percent to $584 million from $553 million a year ago. Strong growth in the company's Medical Products and Services, Pharmaceutical Technologies and Services, and Automation and Information Services segments offset expected weakness in the Pharmaceutical Distribution and Provider Services segment's operating earnings.

   - INTEREST EXPENSE AND OTHER declined by 38 percent, driven by strong cash flow, lower interest rates and a gain of $9 million from the sale of a non-strategic business.

   - RETURN ON EQUITY was 20.5 percent compared to 21.5 percent last year and RETURN ON INVESTED CAPITAL was 7.90 percent versus 7.96 percent a year ago.

   - OPERATING CASH FLOW of $254 million in the quarter was the result of strong earnings combined with focused asset management.

   - THE RATIO OF NET DEBT-TO-TOTAL CAPITAL was 22 percent, and the company ended the quarter with $544 million cash on hand.

Specific segment results are included in the table below, followed by a performance summary for each business.

                        SECOND QUARTER - SEGMENT RESULTS

                                                                                               CONTRIBUTION TO
                                                        %        OPERATING        %           OPERATING EARNINGS
($ IN MILLIONS)                        REVENUE        CHANGE     EARNINGS       CHANGE               MIX
                                       -------        ------     ---------      ------        ------------------
Pharmaceutical Distribution            $11,414           9%         $271          (8%)                43%
and Provider Services

Medical Products and Services           $1,839          12%         $160          12%                 26%

Pharmaceutical Technologies and           $659          58%         $113          33%                 18%
Services

Automation and Information Services       $187          14%          $80          15%                 13%

PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES experienced strong demand, with Direct Store Door (DSD) drug distribution sales rising to $9.9 billion, a more than 23 percent increase over last year. These gains were dampened by the expected decline in Bulk from Stock sales as vendor buy opportunities versus the prior year continued to be restricted. Overall, the segment delivered a 9 percent revenue increase to $11.4 billion with operating earnings of $271 million. Gross margin pressures were partially offset by ongoing productivity improvements reflecting strong expense leverage. Earnings and working capital leverage enabled this segment to contribute positive cash flow for the quarter. Comparisons for the segment are expected to improve as it passes the strong performance delivered during the first half of fiscal 2003.

                                     -more-

CARDINAL HEALTH POSTS RECORD SECOND QUARTER REVENUE, EARNINGS
PAGE 4


MEDICAL PRODUCTS AND SERVICES posted record revenue, which increased 12 percent to more than $1.8 billion. Revenue growth and record second-quarter operating earnings of $160 million were driven by momentum with new and existing distribution contracts and growth of new self-manufactured products, including surgeon gloves, bone-cement delivery systems used to repair fractures, thermal therapy products and procedure-based delivery systems. The impact of product mix and increases in raw material costs -- primarily resin and latex -- were offset by expense leverage and productivity improvements to yield 12 percent operating earnings growth. This business continued to show strong return on sales of 8.71 percent.

PHARMACEUTICAL TECHNOLOGIES AND SERVICES delivered record operating results with a year-over-year revenue increase of 58 percent to $659 million and earnings growth of 33 percent to $113 million. Growth during the period was driven by strong contributions from nuclear pharmacy services, oral technologies and packaging services. In addition to strong underlying growth in nuclear pharmacy services, operational highlights included the completion of pharmacy consolidation resulting from the January 2003 acquisition of Syncor. Gains in oral drug manufacturing and packaging services were led by ongoing demand for Pfizer's Detrol LA(TM), Lilly's Zyprexa(R) Zydis(R), AstraZeneca's Crestor(R), and Wyeth's Advil(R), all of which are manufactured or packaged by Cardinal Health.

AUTOMATION AND INFORMATION SERVICES revenue grew 14 percent year-over-year to $187 million, the segment's second largest quarter ever. Revenue growth reflected healthy demand in all product categories. Installation productivity and efficiency continue to improve as return on sales increased 37 basis points to 42.46 percent. Operating earnings increased 15 percent to $80 million, driven by strong product installations and ongoing manufacturing and expense productivity. The backlog of committed contracts ended the quarter at approximately $207 million.

OUTLOOK

Cardinal Health reiterated full fiscal year guidance of mid-teens or better earnings per share growth, before special items, and operating cash flow of approximately $1.3 billion. With improvement in the comparisons for the Pharmaceutical Distribution and Provider Services segment and continued strong performances from other segments, second-half growth rates are expected to be stronger than results for the first half of fiscal 2004.

CONFERENCE CALL

Cardinal Health has scheduled a conference call for today at 11 a.m. Eastern Standard Time to discuss its second quarter financial performance. To access this discussion via the Internet, go to the Investor Relations page at www.cardinal.com. The company has also established a telephone call-in line at 706-679-0766. An audio replay of the conference call will be available until 11:30 p.m. on Jan. 24, 2004 by dialing 706-645-9291, passcode 4709972. A transcript and replay of the Webcast will be available at the Investor Relations page on www.cardinal.com.

                                     -more-

CARDINAL HEALTH POSTS RECORD SECOND QUARTER REVENUE, EARNINGS
PAGE 5


ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 50,000 people on five continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked No.19 on the current Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.

                                      ####

--------------------------
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          SECOND QUARTER
                                                            ----------------------------------------------------------------
                                                                 December                    December
                                                                   2003                        2002                % Change
                                                            ----------------------------------------------------------------

Operating revenue                                           $         14,093.6           $        12,706.3               11%
Operating cost of products sold                                       12,922.9                    11,626.8               11%
                                                            -------------------          ------------------

Operating gross margin                                                 1,170.7                     1,079.5                8%

Bulk deliveries to customer warehouses and other                       2,256.8                     1,384.7               63%
Cost of products sold - bulk deliveries and other                      2,256.8                     1,384.7               63%
                                                            -------------------          ------------------

Bulk gross margin                                                            -                           -              N.M.

Selling, general and administrative expenses                             586.9                       526.2               12%

Special items - merger charges                                             7.8                        22.0              N.M.
              - other                                                    (11.3)                      (59.6)             N.M.
                                                            -------------------          ------------------

Operating earnings                                                       587.3                       590.9              (1)%

Interest expense and other                                                19.4                        31.5             (38)%
                                                            -------------------          ------------------

Earnings before income taxes and discontinued operations                 567.9                       559.4                2%

Provision for income taxes                                               187.0                       191.9              (3)%
                                                            -------------------          ------------------

Earnings from continuing operations                                      380.9                       367.5                4%

Loss from discontinued operations (net of tax of $3.1)                    (5.1)                          -              N.M.
                                                            -------------------          ------------------

Net earnings                                                $            375.8           $           367.5              N.M.
                                                            ===================          ==================



Basic earnings per Common Share:
      Continuing operations                                 $             0.88           $            0.83                6%
      Discontinued operations                                            (0.01)                          -              N.M.
                                                            -------------------          ------------------

      Net basic earnings per Common Share                   $             0.87           $            0.83              N.M.
                                                            ===================          ==================

Diluted earnings per Common Share:
      Continuing operations                                               0.87           $            0.82                6%
      Discontinued operations                                            (0.01)                          -              N.M.
                                                            -------------------          ------------------

      Net diluted earnings per Common Share                 $             0.86           $            0.82              M.M.
                                                            ==================           ==================

Weighted average number of shares outstanding:
      Basic                                                              433.2                       442.0
      Diluted                                                            439.0                       450.0


------------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                                            Current Year                     Prior Year
                                                                    -----------------------------  -------------------------------
                                                                         Net            Diluted           Net          Diluted
                                                                       Earnings           EPS          Earnings          EPS
                                                                    -----------------------------  -------------------------------

              Impact of special items - merger charges              $       (4.6)  $      (0.01)   $       (14.0)   $       (0.03)
                                      - other                                7.9           0.02             36.1             0.08
                                                                    -------------  -------------   --------------   --------------

              Impact of special items                               $        3.3   $       0.01    $        22.1    $        0.05
                                                                    =============  --===========   ==============   ===--=========

                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          YEAR-TO-DATE
                                                            ----------------------------------------------------------------
                                                                 December                    December
                                                                   2003                        2002                % Change
                                                            ----------------------------------------------------------------

Operating revenue                                           $         27,381.9           $        24,122.9              14%
Operating cost of products sold                                       25,128.0                    22,036.5              14%
                                                            -------------------          ------------------

Operating gross margin                                                 2,253.9                     2,086.4               8%

Bulk deliveries to customer warehouses and other                       4,357.2                     3,054.2              43%
Cost of products sold - bulk deliveries and other                      4,357.2                     3,054.2              43%
                                                            -------------------          ------------------

Bulk gross margin                                                            -                           -             N.M.

Selling, general and administrative expenses                           1,134.5                     1,046.9               8%

Special items - merger charges                                            16.4                        33.4             N.M.
              - other                                                     (6.7)                      (52.3)            N.M.
                                                            -------------------          ------------------

Operating earnings                                                     1,109.7                     1,058.4               5%

Interest expense and other                                                47.4                        62.1            (24)%
                                                            -------------------          ------------------

Earnings before income taxes and discontinued operations               1,062.3                       996.3               7%

Provision for income taxes                                               351.0                       340.5               3%
                                                            -------------------          ------------------

Earnings from continuing operations                                      711.3                       655.8               8%

Loss from discontinued operations (net of tax of $4.2)                    (6.9)                          -             N.M.
                                                            -------------------          ------------------

Net earnings                                                $            704.4           $           655.8             N.M.
                                                            ===================          ==================



Basic earnings per Common Share:
      Continuing operations                                 $             1.63           $            1.48              10%
      Discontinued operations                                            (0.02)                          -             N.M.
                                                            -------------------          ------------------

      Net basic earnings per Common Share                   $             1.61           $            1.48             N.M.
                                                            ===================          ==================

Diluted earnings per Common Share:
      Continuing operations                                 $             1.61           $            1.45              11%
      Discontinued operations                                            (0.02)                          -             N.M.
                                                            -------------------          ------------------

      Net diluted earnings per Common Share                 $             1.59           $            1.45             N.M.
                                                            ===================          ==================

Weighted average number of shares outstanding:
      Basic                                                              436.8                       444.1
      Diluted                                                            442.8                       452.1


-----------------------------------------------------------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                                           Current Year                     Prior Year
                                                                    ---------------------------    ------------------------------
                                                                        Net           Diluted          Net             Diluted
                                                                      Earnings          EPS          Earnings            EPS
                                                                    -----------    ------------    -------------    -------------


              Impact of special items - merger charges              $     (10.0)   $      (0.02)   $       (21.2)   $       (0.05)
                                      - other                               4.6            0.01             27.7             0.06
                                                                    -----------    ------------    -------------    -------------

              Impact of special items                               $      (5.4)   $      (0.01)   $         6.5    $        0.01
                                                                    ===========    ============    =============    =============

                                    --more--

                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                   (unaudited)


                                                                DECEMBER 31,       June 30,      December 31,
                                                                    2003             2003            2002
                                                              ---------------    ------------    ------------
 ASSETS

 CURRENT ASSETS

 Cash and equivalents                                          $         544.3    $    1,724.0    $      998.9
 Trade receivables                                                     3,369.3         2,784.4         2,611.8
 Current portion of investment in sales-type leases                      192.2           171.8           175.4
 Inventories                                                           8,543.8         7,623.3         8,313.3
 Prepaid expenses and other                                              736.8           776.0           770.0
 Assets held for sale from discontinued operations                       151.8           170.1               -
                                                               ---------------    ------------    ------------

     Total current assets                                             13,538.2        13,249.6        12,869.4
                                                               ---------------    ------------    ------------

 Property and equipment - net                                          2,177.3         2,089.5         1,923.3

 Investment in sales-type leases                                         515.0           557.3           525.2
 Other assets                                                          3,288.0         2,625.0         1,863.7
                                                               ---------------    ------------    ------------

 TOTAL ASSETS                                                  $      19,518.5    $   18,521.4    $   17,181.6
                                                               ===============    ============    ============

 LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES

 Notes payable - banks and current portion of
     long-term obligations                                               253.2    $      228.7    $       17.2
 Accounts payable                                                      6,349.0         5,288.4         6,094.5
 Other accrued liabilities                                             1,791.1         1,733.0         1,462.1
 Liabilities from discontinued operations                                 72.0            64.3               -
                                                               ---------------    ------------    ------------

     Total current liabilities                                         8,465.3         7,314.4         7,573.8
                                                               ---------------    ------------    ------------

 Long-term obligations, less current portion                           2,472.4         2,471.9         2,242.8
 Deferred taxes and other liabilities                                    988.5           977.0           832.8

Total shareholders' equity                                             7,592.3         7,758.1         6,532.2
                                                               ---------------    ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $      19,518.5    $   18,521.4    $   17,181.6
                                                               ===============    ============    ============


                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)


                                                                                 THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                               --------------------          ---------------------
                                                                                    DECEMBER 31,                  DECEMBER 31,
                                                                               --------------------          ---------------------
                                                                                 2003        2002              2003         2002
                                                                               -------    ---------          --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Earnings from continuing operations                                       $ 380.9    $   367.5          $  711.3     $  655.8
     Adjustments to reconcile earnings from continuing operations to net cash from operations:
         Depreciation and amortization                                            74.5         64.3             143.2        126.5
         Change in operating assets and liabilities, net of
           effects from acquisitions:
           Increase in trade receivables                                        (280.5)       (58.0)           (491.0)      (317.3)
           Increase in inventories                                              (231.0)    (1,063.1)           (861.3)      (952.3)
           Decrease in net investment in sales-type leases                        82.9        134.7              22.0        136.2
           Increase in accounts payable                                           97.4        794.7             964.3        590.0
           Other operating items - net                                           130.1        132.9              59.9        120.0
                                                                               --------------------          ---------------------

         Net cash provided by operating activities                               254.3        373.0             548.4        358.9
                                                                               --------------------          ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition/divestiture of subsidiaries, net of cash acquired              (484.1)        (2.4)           (499.1)        (7.8)
     Proceeds from sale of property, equipment, and other assets                   2.7         17.5               5.2         33.8
     Additions to property and equipment                                         (86.3)      (101.8)           (164.1)      (172.3)
                                                                               --------------------          ---------------------

         Net cash used in investing activities                                  (567.7)       (86.7)           (658.0)      (146.3)
                                                                               --------------------          ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in commercial paper and short-term debt                            0.7            -               0.6         (0.7)
     Net change in long-term obligations                                        (156.7)        (6.2)           (124.3)        (7.0)
     Proceeds from issuance of Common Shares                                      34.7         34.3              80.0         77.0
     Purchase of Treasury Stock                                                      -       (250.0)         (1,000.0)      (642.7)
     Other                                                                       (13.0)       (11.1)            (26.4)       (22.3)
                                                                               --------------------          ---------------------


         Net cash used in financing activities                                  (134.3)      (233.0)         (1,070.1)      (595.7)
                                                                               --------------------          ---------------------


NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS                                 (447.7)        53.3          (1,179.7)      (383.1)

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD                                      992.0        945.6           1,724.0      1,382.0
                                                                               --------------------          ---------------------

CASH AND EQUIVALENTS AT END OF PERIOD                                          $ 544.3    $   998.9          $  544.3     $  998.9
                                                                               ====================          =====================

                                   -- more --

                                CARDINAL HEALTH, INC. - SECOND QUARTER FY 2004 BUSINESS ANALYSIS
($ MILLIONS)
------------------------------------------------------------------------------------------------------------------------

                                            PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                            -------------------------------------------------

                                                           2004          2003           COMMENT
                                                           ----          ----           -------
       - REVENUE
         -------
            - Amount                                      $11,414       $10,505         RECORD
            - Growth Rate                                   9%            14%           DSD + 23%
            - Mix                                           81%           83%

       - OPERATING EARNINGS
         ------------------
            - Amount                                       $271          $295           Vendor margins
            - Growth Rate                                  (8)%           17%
            - Mix                                           43%           50%
            - Ratio to Revenue                             2.37%         2.81%          Vendor, sell margins

------------------------------------------------------------------------------------------------------------------------


                                                  MEDICAL PRODUCTS AND SERVICES
                                                  -----------------------------

                                                           2004          2003           COMMENT
                                                           ----          ----           -------

      - REVENUE
        -------
           - Amount                                       $1,839         $1,639         RECORD
           - Growth Rate                                    12%            5%           Well above market
           - Mix                                            13%           13%

      - OPERATING EARNINGS
        ------------------
           - Amount                                        $160           $144          Q2 RECORD
           - Growth Rate                                    12%            10%
           - Mix                                            26%            24%
           - Ratio to Revenue                              8.71%          8.76%         Distribution growth

------------------------------------------------------------------------------------------------------------------------

                                                PHARMACEUTICAL TECHNOLOGIES AND SERVICES
                                                ----------------------------------------

                                                           2004          2003           COMMENT
                                                           ----          ----           -------
       - REVENUE
         -------
            - Amount                                       $659          $416           RECORD
            - Growth Rate                                   58%           17%           Syncor impact
            - Mix                                           5%            3%

       - OPERATING EARNINGS
         ------------------
            - Amount                                       $113           $85           Q2 RECORD
            - Growth Rate                                   33%           16%           Syncor impact
            - Mix                                           18%           14%
            - Ratio to Revenue                            17.14%        20.46%          Mix, Syncor impact

------------------------------------------------------------------------------------------------------------------------

                                               AUTOMATION AND INFORMATION SERVICES
                                               -----------------------------------

                                                           2004          2003           COMMENT
                                                           ----          ----           -------
      - REVENUE
        -------
           - Amount                                        $187           $165          Q2 RECORD
           - Growth Rate                                    14%           18%
           - Mix                                            1%             1%

      - OPERATING EARNINGS
        ------------------
           - Amount                                         $80           $69           Q2 RECORD
           - Growth Rate                                    15%           26%
           - Mix                                            13%           12%
           - Ratio to Revenue                             42.46%        42.09%          Productivity, expense leverage

------------------------------------------------------------------------------------------------------------------------

    - REVENUE AND ALL RATIOS TO REVENUE EXCLUDE BULK DELIVERIES TO CUSTOMER WAREHOUSES AND OTHER CUSTOMER PASS THROUGH CHARGES.

                                    --more--

-----------------------------------------------------------------------------------------------------------------------------------

                                   CARDINAL HEALTH, INC. - SECOND QUARTER FY 2004 BUSINESS ANALYSIS
          ($ MILLIONS)
-----------------------------------------------------------------------------------------------------------------------------------

                                                            TOTAL
                                                  -------------------------
                                                  2004                 2003
                                                  ----                 ----
                                                                                       -----------------------
        - REVENUE                                                                      Excluding Special Items
          -------                                                                      -----------------------
          - Amount                               $14,094              $12,706
          - Growth Rate                            11%                  13%
                                                                                          2004         2003
                                                                                          ----         ----
        - OPERATING EARNINGS
          ------------------
          - Amount                                $587                  $591              $584         $553
          - Growth Rate                           (1)%                  26%                  6%          14%

        - RATIO TO REVENUE
          ----------------
          - Gross Margin                          8.31%                8.50%
          - Expenses                              4.16%                4.14%
          - Special Items                        (0.02)%              (0.30)%
          - Operating Earnings                    4.17%                4.66%              4.15%        4.36%

        - NET EARNINGS*
          ------------
          - Amount                                $381                  $368              $378         $345
          - Growth Rate                            4%                   30%                  9%          18%
          - Ratio to Revenue                      2.70%                2.89%              2.68%        2.72%

        - PRODUCTIVITY
          ------------
          - Margin Per Expense Dollar             $1.99                $2.05

        - ASSET MANAGEMENT
          ----------------
          - Operating Cash Flow                   $254                  $373
          - Free Cash Flow                        $158                  $278
          - Return on Invested Capital            7.97%                8.44%              7.90%       7.96%

------------------------------------------------------------------------------------------------------------------------------------

       - REVENUE AND ALL RATIOS TO REVENUE EXCLUDE BULK DELIVERIES TO
         CUSTOMER WAREHOUSES AND OTHER CUSTOMER PASS THROUGH CHARGES.
       - MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES
       * THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.


       SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.


                                    --more--

--------------------------------------------------------------------------------------------------------------------------------
                                CARDINAL HEALTH, INC. - FIRST SIX MONTHS OF FY 2004 BUSINESS ANALYSIS
         ($ MILLIONS)
--------------------------------------------------------------------------------------------------------------------------------

                                             PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                             -------------------------------------------------


                                                           2004          2003
                                                           ----          ----
       - REVENUE
         -------
            - Amount                                      $22,238       $19,824
            - Growth Rate                                   12%           16%
            - Mix                                           81%           82%

       - OPERATING EARNINGS
         ------------------
            - Amount                                       $537          $557
            - Growth Rate                                  (4)%           19%
            - Mix                                           45%           50%
            - Ratio to Revenue                             2.41%         2.81%

--------------------------------------------------------------------------------------------------------------------------------


                                                     MEDICAL PRODUCTS AND SERVICES
                                                     -----------------------------

                                                           2004            2003
                                                           ----            ----
    - REVENUE
      -------
         - Amount                                         $3,572          $3,234
         - Growth Rate                                      10%             6%
         - Mix                                              13%            14%

    - OPERATING EARNINGS
      ------------------
         - Amount                                          $310            $282
         - Growth Rate                                      10%            10%
         - Mix                                              26%            26%
         - Ratio to Revenue                                8.69%          8.73%

--------------------------------------------------------------------------------------------------------------------------------

                                                PHARMACEUTICAL TECHNOLOGIES AND SERVICES
                                                ----------------------------------------

                                                           2004          2003
                                                           ----          ----
       - REVENUE
         -------
            - Amount                                      $1,265         $803
            - Growth Rate                                   58%           18%
            - Mix                                           5%            3%

       - OPERATING EARNINGS
         ------------------
            - Amount                                       $220          $158
            - Growth Rate                                   39%           17%
            - Mix                                           18%           14%
            - Ratio to Revenue                            17.38%        19.64%

--------------------------------------------------------------------------------------------------------------------------------



                                                    AUTOMATION AND INFORMATION SERVICES
                                                    -----------------------------------

                                                           2004            2003
                                                           ----            ----
    - REVENUE
      -------
         - Amount                                          $330            $298
         - Growth Rate                                      11%            20%
         - Mix                                              1%              1%

    - OPERATING EARNINGS
      ------------------
         - Amount                                          $133            $115
         - Growth Rate                                      15%            36%
         - Mix                                              11%            10%
         - Ratio to Revenue                               40.18%          38.69%

--------------------------------------------------------------------------------------------------------------------------------

         - REVENUE AND ALL RATIOS TO REVENUE EXCLUDE BULK DELIVERIES TO CUSTOMER WAREHOUSES AND OTHER CUSTOMER PASS THROUGH CHARGES.

                                    --more--

--------------------------------------------------------------------------------------------------------------------
                           CARDINAL HEALTH, INC. - FIRST SIX MONTHS OF FY 2004 BUSINESS ANALYSIS
  ($ MILLIONS)
--------------------------------------------------------------------------------------------------------------------
                                                                    Total
                                                             ---------------------
                                                              2004          2003
                                                             -------       -------
                                                                                        ----------------------------
         -     REVENUE                                                                     Excluding Special Items
               -------                                                                  ----------------------------
                  - Amount                                   $27,382       $24,123
                  - Growth Rate                                14%           14%
                                                                                          2004               2003
                                                                                          ----               ----
         -     OPERATING EARNINGS
               ------------------
                  - Amount                                   $1,110        $1,058        $1,119             $1,039
                  - Growth Rate                                5%            22%           8%                 16%

         -     RATIO TO REVENUE
               ----------------
                  - Gross Margin                              8.23%         8.65%
                  - Expenses                                  4.14%         4.34%
                  - Special Items                             0.04%        (0.08)%
                  - Operating Earnings                        4.05%         4.39%        4.09%               4.31%

         -     NET EARNINGS *
               ------------
                  - Amount                                    $711          $656          $717               $649
                  - Growth Rate                                8%            24%          10%                 19%
                  - Ratio to Revenue                          2.60%         2.72%        2.62%               2.69%

         -     PRODUCTIVITY
               ------------
                  - Margin Per Expense Dollar                 $1.99         $1.99

         -     ASSET MANAGEMENT
               ----------------
                  - Operating Cash Flow                       $548          $359
                  - Free Cash Flow                            $363          $198
                  - Return on Invested Capital                7.46%         7.58%        7.52%               7.52%

--------------------------------------------------------------------------------------------------------------------

     - REVENUE AND ALL RATIOS TO REVENUE EXCLUDE BULK DELIVERIES TO CUSTOMER WAREHOUSES AND OTHER CUSTOMER PASS THROUGH CHARGES.

     -  MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

     *  THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.


     SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.


                                    --more--

--------------------------------------------------------------------------------------------------------------------
                              CARDINAL HEALTH, INC. - QUARTERLY FY 2004 BUSINESS ANALYSIS
  ($ MILLIONS)
--------------------------------------------------------------------------------------------------------------------

                                    PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES
                                    -------------------------------------------------
                                            Q1               Q2           Q3          Q4         TOTAL
                                            --               --           --          --         -----
      -  REVENUE
         -------
             - Amount                    $10,824          $11,414
             - Growth Rate                    16%               9%
             - Mix                            81%              81%

      -  OPERATING EARNINGS
         ------------------
             - Amount                       $266             $271
             - Growth Rate                     2%              (8)%
             - Mix                            46%              43%
             - Ratio to Revenue             2.45%            2.37%

--------------------------------------------------------------------------------------------------------------------

                                              MEDICAL PRODUCTS AND SERVICES
                                              -----------------------------
                                            Q1                Q2           Q3         Q4          TOTAL
                                            --                --           --         --          ----
      -  REVENUE
         -------
             - Amount                     $1,733           $1,839
             - Growth Rate                     9%              12%
             - Mix                            13%              13%

      -  OPERATING EARNINGS
         ------------------
             - Amount                       $150             $160
             - Growth Rate                     8%              12%
             - Mix                            26%              26%
             - Ratio to Revenue             8.67%            8.71%

--------------------------------------------------------------------------------------------------------------------

                                          PHARMACEUTICAL TECHNOLOGIES AND SERVICES
                                          ----------------------------------------
                                             Q1                Q2           Q3          Q4         TOTAL
                                             --                --           --          --         -----
      -  REVENUE
         -------
             - Amount                       $606             $659
             - Growth Rate                    57%              58%
             - Mix                             5%               5%

      -  OPERATING EARNINGS
         ------------------
             - Amount                       $107             $113
             - Growth Rate                    47%              33%
             - Mix                            19%              18%
             - Ratio to Revenue            17.63%           17.14%
--------------------------------------------------------------------------------------------------------------------

                                            AUTOMATION AND INFORMATION SERVICES
                                            -----------------------------------

                                             Q1                Q2           Q3         Q4          TOTAL
                                             --                --           --         --          -----
      -  REVENUE
         -------
             - Amount                       $143             $187
             - Growth Rate                     7%              14%
             - Mix                             1%               1%

      -  OPERATING EARNINGS
         ------------------
             - Amount                        $53              $80
             - Growth Rate                    15%              15%
             - Mix                             9%              13%
             - Ratio to Revenue            37.17%           42.46%

--------------------------------------------------------------------------------------------------------------------

     - REVENUE AND ALL RATIOS TO REVENUE EXCLUDE BULK DELIVERIES TO CUSTOMER WAREHOUSES AND OTHER CUSTOMER PASS THROUGH CHARGES.


                                    --more--


--------------------------------------------------------------------------------------------------------------
                       CARDINAL HEALTH, INC. - QUARTERLY FY 2004 BUSINESS ANALYSIS
 ($ MILLIONS)
--------------------------------------------------------------------------------------------------------------
                                   TOTAL (EXCLUDING SPECIAL ITEMS)
                                   -------------------------------

                                               Q1              Q2            Q3            Q4          TOTAL
                                               --              --            --            --          -----
    -  REVENUE
       -------
         - Amount                            $13,288         $14,094
         - Growth Rate                         16%             11%

    -  OPERATING EARNINGS
       ------------------
         - Amount                             $536             $584
         - Growth Rate                         10%              6%

    -  RATIO TO REVENUE
       ----------------
         - Gross Margin                       8.15%           8.31%
         - Expenses                           4.12%           4.16%
         - Operating Earnings                 4.03%           4.15%

    -  NET EARNINGS*
       -------------
         - Amount                             $339             $378
         - Growth Rate                         12%              9%
         - Ratio to Revenue                   2.55%           2.68%

    -  PRODUCTIVITY
       ------------
         - Margin Per Expense Dollar          $1.98           $1.99

    -  ASSET MANAGEMENT
       ----------------
         - Operating Cash Flow                $294             $254
         - Free Cash Flow                     $205             $158
         - Return on Invested Capital         7.21%           7.90%

--------------------------------------------------------------------------------------------------------------

     - REVENUE AND ALL RATIOS TO REVENUE EXCLUDE BULK DELIVERIES TO CUSTOMER WAREHOUSES AND OTHER CUSTOMER PASS THROUGH CHARGES.

     -  MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

     *  THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.


     SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.


                                    --more--

-------------------------------------------------------------------------------
          CARDINAL HEALTH, INC. - FIRST SIX MONTHS FISCAL 2004 AND 2003
                            ASSET MANAGEMENT ANALYSIS
 ($ MILLIONS)
-------------------------------------------------------------------------------

                                                                                         2004
                                                                                         ----
                                                                  Q1                      Q2                YTD
                                                                  --                      --                ---
       -  RECEIVABLE DAYS                                           18                     17

       -  INVENTORY TURNS                                          6.5                    6.7

       -  CASH                                                     $992                   $544

       -  DEBT                                                    $2,724                 $2,726

       -  EQUITY                                                  $7,123                 $7,592

       -  NET DEBT/TOTAL CAPITAL                                   20%                    22%

       -  TANGIBLE NET WORTH                                      $4,782                 $4,695

       -  RETURN ON EQUITY                                        17.8%                  20.7%              19.0%

          EXCLUDING SPECIAL ITEMS                                 18.2%                  20.5%              19.1%

       -  TAX RATE FROM CONTINUING OPERATIONS                     33.2%                  32.9%              33.0%

          EXCLUDING SPECIAL ITEMS                                 33.2%                  33.1%              33.1%

-----------------------------------------------------------------------------------------------------------------
                                                                                         2003
                                                                                         ----
                                                                  Q1                      Q2                YTD
                                                                  --                      --                ---
       -  RECEIVABLE DAYS                                           19                     17

       -  INVENTORY TURNS                                          6.8                    7.0

       -  CASH                                                     $946                   $999

       -  DEBT                                                    $2,255                 $2,260

       -  EQUITY                                                  $6,354                 $6,532

       -  NET DEBT/TOTAL CAPITAL                                   17%                    16%

       -  TANGIBLE NET WORTH                                      $4,786                 $4,960

       -  RETURN ON EQUITY                                        18.1%                  22.8%              20.4%

          EXCLUDING SPECIAL ITEMS                                 19.0%                  21.5%              20.2%

       -  TAX RATE                                                34.0%                  34.3%              34.2%

          EXCLUDING SPECIAL ITEMS                                 33.3%                  33.8%              33.6%

-------------------------------------------------------------------------------

                                    --more--

--------------------------------------------------------------------------------------------------------------------------------
                                     CARDINAL HEALTH, INC. - BUSINESS ANALYSIS RECONCILIATION
   ($ MILLIONS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     SECOND QUARTER FISCAL 2004
                                                                                     --------------------------
                                                                     GAAP*                                          EXCLUDING
                                                                     BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                     -----               -------------            -------------
  -  SPECIAL ITEMS
     -------------
     - Merger related costs                                            $8                      $8                         -
     - Other, primarily litigation settlements                       ($11)                   ($11)                        -

  -  OPERATING EARNINGS
     ------------------
     - Amount                                                        $587                     ($3)                     $584
     - Growth rate                                                    (1)%                                                6%
     - Ratio to revenue (Return on sales)                            4.17%                                             4.15%

  -  NET EARNINGS**
     --------------
     - Amount                                                        $381                     ($3)                     $378
     - Growth rate                                                      4%                                                9%
     - Ratio to revenue                                              2.70%                                             2.68%
     - Diluted EPS                                                  $0.87                  ($0.01)                    $0.86

  -  INCOME TAX PROVISION
     --------------------
     - Income tax provision                                         ($187)                      -                     ($187)
----------------------------------------------------------------------------------------------------------------------------------


                                                                                     SECOND QUARTER FISCAL 2003
                                                                                     --------------------------
                                                                     GAAP*                                          EXCLUDING
                                                                     BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                     -----               -------------            -------------
  -  SPECIAL ITEMS
     -------------
     - Merger related costs                                           $22                     $22                        -
     - Other, primarily litigation settlements                       ($60)                   ($60)                       -


  -  OPERATING EARNINGS
     ------------------
     - Amount                                                        $591                    ($38)                    $553
     - Growth rate                                                     26%                                              14%
     - Ratio to revenue (Return on sales)                            4.66%                                            4.36%

  -  NET EARNINGS**
     --------------
     - Amount                                                         $368                   ($23)                    $345
     - Growth rate                                                     30%                                              18%
     - Ratio to revenue                                              2.89%                                            2.72%
     - Diluted EPS                                                  $0.82                  ($0.05)                   $0.77

  -  INCOME TAX PROVISION
     --------------------
     - Income tax provision                                         ($192)                    $15                    ($177)

-------------------------------------------------------------------------------------------------------------------------------

                                                                                  FIRST SIX MONTHS OF FISCAL 2004
                                                                                  -------------------------------
                                                                     GAAP*                                          EXCLUDING
                                                                     BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                     -----               -------------            -------------
  -  SPECIAL ITEMS
     -------------
     - Merger related costs                                           $16                     $16                        -
     - Other, primarily litigation settlements                        ($7)                    ($7)                       -

  -  OPERATING EARNINGS
     ------------------
     - Amount                                                      $1,110                      $9                   $1,119
     - Growth rate                                                      5%                                               8%
     - Ratio to revenue (Return on sales)                            4.05%                                            4.09%

  -  NET EARNINGS**
     --------------
     - Amount                                                        $711                      $6                     $717
     - Growth rate                                                      8%                                              10%
     - Ratio to revenue                                              2.60%                                            2.62%
     - Diluted EPS                                                  $1.61                   $0.01                     $1.62

  -  INCOME TAX PROVISION
     --------------------
     - Income tax provision                                         ($351)                    ($3)                   ($354)

--------------------------------------------------------------------------------------------------------------------------------


                                                                                  FIRST SIX MONTHS OF FISCAL 2003
                                                                                  -------------------------------
                                                                     GAAP*                                          EXCLUDING
                                                                     BASIS               SPECIAL ITEMS            SPECIAL ITEMS
                                                                     -----               -------------            -------------
 -  SPECIAL ITEMS
    -------------
    - Merger related costs                                            $33                     $33                        -
    - Other, primarily litigation settlements                        ($52)                   ($52)                       -


 -  OPERATING EARNINGS
    ------------------
    - Amount                                                       $1,058                    ($19)                  $1,039
    - Growth rate                                                      22%                                              16%
    - Ratio to revenue (Return on sales)                             4.39%                                            4.31%

 -  NET EARNINGS**
    --------------
    - Amount                                                         $656                     ($7)                    $649
    - Growth rate                                                      24%                                              19%
    - Ratio to revenue                                               2.72%                                            2.69%
    - Diluted EPS                                                   $1.45                  ($0.01)                   $1.44

 -  INCOME TAX PROVISION
    --------------------
    - Income tax provision                                          ($340)                    $12                    ($328)

---------------------------------------------------------------------------------------------------------------------------------

* GAAP - AMOUNTS THAT CONFORM WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

** THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.


DEFINITIONS:

RETURN ON EQUITY (EXCLUDING SPECIAL ITEMS) = (EARNINGS FROM CONTINUING OPERATIONS + SPECIAL ITEMS AFTER TAX) ANNUALIZED / AVERAGE SHAREHOLDERS' EQUITY EXCLUDING SPECIAL ITEMS

NOTE: AVERAGE SHAREHOLDERS' EQUITY EXCLUDING SPECIAL ITEMS USED IN THE RETURN ON EQUITY CALCULATION WAS $7.4 BILLION AND $6.4 BILLION IN THE SECOND QUARTER OF FISCAL 2004 AND 2003, RESPECTIVELY. AVERAGE SHAREHOLDERS' EQUITY EXCLUDING SPECIAL ITEMS WAS $7.5 BILLION AND $6.4 BILLION YEAR TO DATE FISCAL 2004 AND 2003, RESPECTIVELY.

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (INCOME TAX PROVISION + TAX EFFECT OF SPECIAL ITEMS) / (EARNINGS BEFORE INCOME TAXES + SPECIAL ITEMS)

GROWTH RATE (EXCLUDING SPECIAL ITEMS) = (CURRENT QUARTER EARNINGS EXCLUDING SPECIAL ITEMS - PRIOR YEAR QUARTER EARNINGS EXCLUDING SPECIAL ITEMS) / PRIOR YEAR QUARTER EARNINGS EXCLUDING SPECIAL ITEMS

RATIO TO REVENUE (EXCLUDING SPECIAL ITEMS) = CURRENT QUARTER EARNINGS EXCLUDING SPECIAL ITEMS / OPERATING REVENUE

FREE CASH FLOW = OPERATING CASH FLOW - NET PROPERTY ACTIVITY - DIVIDENDS

RETURN ON INVESTED CAPITAL (EXCLUDING SPECIAL ITEMS) = [OPERATING EARNINGS EXCLUDING SPECIAL ITEMS ANNUALIZED x (1 - EFFECTIVE TAX RATE, EXCLUDING SPECIAL ITEMS)] / AVERAGE (EQUITY + DEBT + UNRECORDED GOODWILL)

NOTE: AVERAGE UNRECORDED GOODWILL USED IN RETURN ON INVESTED CAPITAL CALCULATION WAS $9.7 BILLION IN FISCAL 2004 AND FISCAL 2003.

NET DEBT TO TOTAL CAPITAL = (DEBT (LONG-TERM OBLIGATIONS + SHORT TERM OBLIGATIONS + NOTES PAYABLE BANKS) - CASH) / (DEBT + SHAREHOLDERS' EQUITY)


                                      ###